UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2006

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4296 Forbes Boulevard, Lanham, Maryland		20706
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In May 2006, each of Richard Rudman, Chief Executive Officer, President and Chairman, Robert Lentz, Director and Chief Technology Officer, Stephen Vintz, Chief Financial Officer and Secretary, William Donnellly, Senior Vice President of Corporate Development and Norman Weissberg, Vice President of North American Sales of Vocus, Inc. (the "Company") adopted Rule 10b5-1 trading plans (the "Plans") with brokerage firms. The Plans were established as part of their individual long-term investment strategies for asset diversification and liquidity. The Plans specify the number of shares of the Company’s common stock that may be sold and the market prices at which the sales may occur, subject to the terms and conditions of the Plans. Each of these individuals informed the Company that they did not have knowledge of any material nonpublic information about the Company when they adopted the Plans. The transactions under the Plans will be disclosed publicly though appropriate filings with the Securities and Exchange Commission.

Pursuant to Mr. Rudman’s Plan, the brokerage firm may sell up to 290,000 shares of the Company’s common stock. The plan is scheduled to terminate in December 2006.

Pursuant to Mr. Lentz’s Plan, the brokerage firm may sell up to 290,000 shares of the Company’s common stock. The plan is scheduled to terminate in December 2006.

Pursuant to Mr. Vintz’s Plan, the brokerage firm may sell up to 81,000 shares of the Company’s common stock. The plan is scheduled to terminate in December 2006.

Pursuant to Mr. Donnelly’s Plan, the brokerage firm may sell up to 66,666 shares of the Company’s common stock. The plan is scheduled to terminate in December 2006.

Pursuant to Mr. Weissberg’s Plan, the brokerage firm may sell up to 78,000 shares of the Company’s common stock. The plan is scheduled to terminate in December 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

June 8, 2006	By:	/s/ Stephen Vintz

Name: Stephen Vintz
Title: Chief Financial Officer and Treasurer